Exhibit 32.2

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.A. SECTION 1350)

In connection with the Annual Report of Sync2 Networks Corp., a Nevada corporation (the "Company") on Form 10-K for the year ended June 30 2011 as filed with the Securities and Exchange Commision (the "Report"), John Moore as Chief Executive Officier and Chief Financial Officier of the Company does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.A. ss.
1350), that to his knowledge:

     1.The Report fully complies with the reguirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;and

     2. The information contained in thee Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 26, 2011
                                            By /s/John Moore
                                               --------------------------------
                                               CEO/CFO/DIRECTOR